Exhibit 2.11
AMENDMENT NO. 8 TO PURCHASE AGREEMENT
     THIS AMENDMENT NO. 8 TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 6, 2005 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation (“Purchaser”), and NORTHLAND FUEL LLC, a Delaware limited liability company (“Northland Fuel”), YUKON FUEL COMPANY, an Alaska corporation (“YFC”), and NORTHLAND VESSEL LEASING COMPANY LLC, a Delaware limited liability company (“NVLC”; collectively with Northland Fuel and YFC, “Sellers”). Purchaser and Sellers are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”
RECITALS
     WHEREAS, Purchaser and Sellers are parties to a Purchase Agreement, dated as of July 9, 2004, as amended by Amendment No. 1 to Purchase Agreement, dated as of October 13, 2004, Amendment No. 2 to Purchase Agreement, dated as of November 22, 2004, Amendment No. 3 to Purchase Agreement, dated as of January 14, 2005, Amendment No. 4 to Purchase Agreement, dated as of January 21, 2005, Amendment No. 5 to Purchase Agreement, dated as of January 28, 2005, Amendment No. 6 to Purchase Agreement, dated as of February 4, 2005, and Amendment No. 7 to Purchase Agreement, dated as of February 10, 2005 (the “Purchase Agreement”; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined), pursuant to which Purchaser will purchase from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and
     WHEREAS, Purchaser and Sellers have agreed, pursuant to Section 13.9 of the Purchase Agreement, to amend the Purchase Agreement on the terms provided herein.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
     Section 1. Amendment. The Purchase Agreement is hereby amended as follows:
     Section 7.1 is hereby amended by deleting subsection (h) of such Section in its entirety and inserting in lieu thereof the following:
     “(h) Release of Certain Northland Holdings’ and Northland Fuel’s Guarantees. The guarantee of Northland Holdings or Northland Fuel, as applicable, on each of the contracts identified on Schedule 7.1(h) as being guaranteed by Northland Holdings or Northland Fuel, as applicable, shall have been released or otherwise terminated.”
     Section 8.3 is hereby amended by deleting subsection (p) of such Section in its entirety and inserting in lieu thereof the following:

     “(p) from each of Northland Fuel and SOG a certificate, pursuant to Section 1445 of the Code, dated the Closing Date in form reasonably satisfactory to Purchaser; and”
      Section 9.1 is hereby amended by changing the period at the end of clause (d) to “; and” and by adding the following clause (e) at the end thereof:
     “(e) SOG’s and YFC’s credit facility with LaSalle, which is to be paid-off in full at the Closing as contemplated by Section 2.2(a).”
      Section 11.7 is hereby amended by deleting the fourth and fifth sentences of such Section in their entirety and inserting in lieu thereof the following:
     “Such New Employees who are non-union employees and SOG employees (other than the Non-Retained SOG Employees) may elect to make a rollover contribution of such distribution to The Crowley Maritime Corporation Retirement Income System Plan (“Purchaser’s Salaried 401(k) Plan”), and Purchaser shall cause, in accordance with current administrative procedures of Purchaser’s Salaried 401(k) Plan, such rollover contributions to be accepted by Purchaser’s Salaried 401(k) Plan. Such New Employees who are union employees may elect to make a rollover contribution of such distribution to Purchaser’s Union 401(k) Plan, and Purchaser shall cause, in accordance with current administrative procedures of Purchaser’s Union 401(k) Plan, such rollover contributions to be accepted by Purchaser’s Union 401(k) Plan. With respect to such New Employees and SOG employees who have outstanding loans under Sellers’ 401(k) Plan, Purchaser and Northland Fuel agree that each of these employees may elect to rollover their benefits under Sellers’ 401(k) Plan in the following steps: (a) the employee may elect to rollover the balance of the employee’s account under Sellers’ 401(k) Plan, less the amount of the employee’s outstanding loan, to Purchaser’s Salaried 401(k) Plan or Purchaser’s Union 401(k) Plan, as applicable, (b) the employee may apply for a loan from Purchaser’s Salaried 401(k) Plan or Purchaser’s Union 401(k) Plan, as applicable, and Purchaser shall cause such loan to be approved as soon as administratively practicable thereafter, and (c) the employee may use the proceeds of such loan to repay the employee’s loan under Sellers’ 401(k) Plan and then elect to rollover the remaining balance of the employee’s account under Sellers’ 401(k) Plan to Purchaser’s Salaried 401(k) Plan or Purchaser’s Union 401(k) Plan, as applicable.”
      Schedule 2.4 (“Retained Assets”) is hereby amended by adding the following to the list of YFC Retained Assets:
“5.	Contribution Agreement, dated as of April 6, 2004, between Northland Holdings and YFC.

6.	Indemnification Agreement, dated as of April 8, 2004, by and between Northland Holdings, Northland Fuel and YFC.”

     Schedule 5.7 (“Significant Real Property”) is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof the attached Schedule 5.7.
     Schedule 5.10 (“Estoppel Certificates”) is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof the attached Schedule 5.10.
     Schedule 6.1(c) (“Required Consents”) is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof the attached Schedule 6.1(c).
     Schedule 7.1(h) (“Contracts Guaranteed by Northland Holdings and Northland Fuel”) is hereby amended by deleting such Schedule in its entirety and inserting in lieu thereof the attached Schedule 7.1(h).
     Section 2. Effective Date; No Implied Amendments. Each of the Parties agrees that the amendment to the Purchase Agreement contained herein shall be effective upon execution of this Amendment by each Party. Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed. This Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Purchase Agreement except as expressly provided herein or to prejudice any other right or rights which any Party may now have or may have in the future under or in connection with the Purchase Agreement. This Amendment shall not constitute an agreement or obligation of any Party to consent to, waive, modify or amend any other term, condition, subsection or section of the Purchase Agreement.
     Section 3. Benefit of the Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment shall not be construed so as to confer any right, remedy or benefit upon any Person, other than the Parties and their respective successors and permitted assigns.
     Section 4. Headings. The headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.
     Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.
     Section 6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     Section 7. References to Agreement. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.
[signature page follows]

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 8 to Purchase Agreement as of the date first written above.

CROWLEY MARINE SERVICES, INC.

By:	/s/ William P. Verdon

Name:

Title:

NORTHLAND FUEL LLC

By:	/s/ Mark Smith

Name: Mark Smith
Title: Vice President

YUKON FUEL COMPANY

By:	/s/ Mark Smith

Name: Mark Smith
Title: President

NORTHLAND VESSEL LEASING COMPANY LLC

By:	/s/ Mark Smith

Name: Mark Smith
Title: Vice President

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